amalgamatedbank.com Member FDIC Amalgamated Financial Corp. Fourth Quarter 2022 Earnings Presentation January 26, 2023

2 Safe Harbor Statements INTRODUCTION On March 1, 2021 (the “Effective Date”), Amalgamated Financial Corp. (the “Company”) completed its holding company reorganization and acquired all of the outstanding stock of Amalgamated Bank (the “Bank”). In this presentation, unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Effective Date, the terms refer only to the Bank. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by forward-looking terminology, such as “plan,” “seek to,” “outlook,” “guidance,” “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “forecast,” “expect,” “estimate,” “continue,” “initiatives,” and “intend,” as well as other similar words and expressions of the future. These forward-looking statements include, but are not limited to, our 2023 Guidance, and statements related to future loss/income (including projected non-interest income) of solar tax equity investments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control and any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: • negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; • general economic conditions may be less favorable than expected, including an economic recession in the United States and abroad as a result of inflation and high interest rates, which could result in, among other things, fluctuations in the values of our assets and liabilities and off-balance sheet exposures, a deterioration in credit quality, a reduction in demand for credit, and a decline in real estate values; • the rate of growth (or lack thereof) in the economy and employment levels, as well as general business and economic conditions, coupled with the risk that adverse conditions may be greater than anticipated in the markets that we serve; • continued fluctuation of the interest rate environment; • fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; • our inability to maintain the historical growth rate of our loan portfolio; • changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; • the impact of competition with other financial institutions, many of which are larger and have greater resources, and fintechs, as well as changes in the competitive environment; • our ability to meet regulatory and supervisory requirements; • our ability to grow and retain low-cost core deposits and retain large, uninsured deposits; • any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; • inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; • risks associated with litigation, including the applicability of insurance coverage; • a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; • volatile credit and financial markets both domestic and foreign; • the risk that the preliminary financial information reported herein and our current preliminary analysis could be different when our review is finalized; • unexpected challenges related to our executive officer retention; and • the outcome of any legal proceedings that may be instituted against us in connection with the termination of the merger agreement with Amalgamated Bank of Chicago. Additional factors which could affect the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website at www.sec.gov/. Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. We disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, or to update the reasons why actual results could differ from those contained in or implied by such statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Safe Harbor Statements cont. NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP financial measures including, without limitation, “Core Operating Revenue,” “Core Non-interest Expense,” “Tangible Common Equity,” “Average Tangible Common Equity,” “Core Efficiency Ratio,” “Core Net Income,” “Core ROAA,” and “Core ROATCE.” We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Specifically, we believe these non-GAAP financial measures (a) allow management and investors to better assess our performance by removing volatility that is associated with discrete items that are unrelated to our core business, and (b) enable a more complete understanding of factors and trends affecting our business. Non-GAAP financial measures, however, have inherent limitations, are not required to be uniformly applied, and are not audited. Accordingly, these non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this presentation and not to place undue reliance on any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this presentation with other companies’ non-GAAP financial measures having the same or similar names. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. Reconciliations of non-GAAP financial disclosures to what we believe to be the most directly comparable GAAP measures found in this presentation are set forth in the final pages of this presentation and also may be viewed on the bank’s website, amalgamatedbank.com. You should assume that all numbers presented are unaudited unless otherwise noted.

4Q22 Highlights 4 INCOME STATEMENT • Earnings of $24.8 million, or $0.80 per diluted share on a GAAP basis; • Core earnings excluding solar tax equity(1) was $27.2 million, or $0.87 per diluted share • Core pre-tax, pre-provision earnings(2) excluding solar tax equity(1) of $39.1 million compared to $38.9 million in 3Q22 • Core efficiency ratio excluding solar tax equity(1) was 47.6% and 48.2% in 4Q22 and 3Q22 • Net interest margin improved to 3.56% in 4Q22, an increase of 6 basis points from 3.50% in 3Q22 BALANCE SHEET • Loans, including net deferred costs increased $231.8 million, or 6.1%, to $4.1 billion, on a linked quarter basis • Average deposits decreased $576.1 million, or 7.9%; in line with expectations, with non-interest bearing deposits making up 53% CAPITAL • Tier 1 Leverage increased 36bps to 7.52%; CET1 of 11.82% • Tangible book value per share of $16.05 compared to $15.37 as of 3Q22, or 4.5% increase • Tangible book value excluding OCI of $19.59 compared to $18.88 as of 3Q22, or 3.8% increase • Tangible common equity ratio of 6.3% compared to 6.0% as of 3Q22 1. See non-GAAP disclosures on pages 23-24 2. Pre-tax, pre-provision income is defined as net interest income plus non-interest income less non-interest expense

Solar Tax-Equity Investments

OVERVIEW OF SOLAR TAX EQUITY INVESTMENTS

- Metrics excluding the impact of tax credits or accelerated depreciation is a meaningful way to evaluate our performance and are adjusted in accordance with the below chart
  - Immediate realization of tax benefits and subsequent accelerated depreciation of the value of the investment creates volatility in the GAAP and core earnings presentations
  - Steady state income is generally achieved within 4 quarters of initial investment and all investments are net profitable over their lives (generally 5 years)
- We expect more solar tax-equity investment initiatives in the future (not shown in forecast below)

ACTUAL AND PROJECTED SOLAR INCOME

$ millions



Actual
Forecast
$0.8
-$1.1
$1.2
-$3.8
$0.2
$0.6
$0.6
$0.5
$3.2
FY21
FY22
1Q23
2Q23
3Q23
4Q23
FY24-25
Tax credits (accelerated depreciation) on solar investments
Steady state solar income

(1) Actual 2022 results and projected solar income forecasts have been revised modestly since 4Q 2021
(2) Balances presented are not tax effected
(3) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details on impact to key ratios

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Trends 6 KEY FINANCIAL TRENDS THROUGH 4Q22 ($ in millions) 11.6% CAGR(1) 12.6% CAGR(1) Ending Deposits NPA / Total Assets Net Loans + PACE $4,105 $4,641 $5,339 $6,356 $6,595 2018 2019 2020 2021 2022 1.27% 1.25% 1.38% 0.77% 0.44% 2018 2019 2020 2021 2022 >> $3,211 $3,703 $3,868 $3,904 $4,973 $3,211 $3,439 $3,447 $3,276 $4,061 $264 $421 $627 $912 2018 2019 2020 2021 2022 6.0% CAGR(1) (Loans) (1) Compounded Annual Growth Rate (“CAGR”) (2) See solar tax investment slide 4 for components of income exclusions (3) GAAP Pre-tax, pre-provision income was $123.2 million in 2022, $70.4 million in 2021, and $86.7 in 2020, the only years impacted by our solar investments Core Pre-Tax Pre-Provision Earnings(2)(3)(4) excluding the impact of solar tax equity investments $56.2 $69.4 $84.9 $73.3 $130.7 2018 2019 2020 2021 2022 23.5% CAGR(1)

Deposit Portfolio 7 TOTAL DEPOSITS ($ in billions) 4Q22 HIGHLIGHTS $6.4 $7.0 $7.3 $7.2 $6.6 $6.8 $5.4 $5.9 $6.0 $6.0 $6.0 $6.2 $1.0 $1.1 $1.3 $1.2 $0.6 $0.6 Political Other Deposits 4Q21 1Q22 2Q22 3Q22 4Q22 1/20/23 • Total ending deposits decreased $565.3 million compared to 3Q22 primarily related to political deposit runoff resulting from the congressional election in early November, as well as timing of our pension and benefit fund clients normal payroll withdrawals ◦ Political deposit runoff was $513.7 million ◦ Political deposits comprised 9.8% of the total deposit portfolio • Total average deposits decreased $576.1 million • Total cost of deposits of 34 basis points, compared to 14 basis points in Q3 as we proactively price to maintain and attract deposits ◦ Interest bearing deposit cost was 71 basis points in Q4 and 31 basis points in Q3 • Non-interest bearing deposits represented 50.5% of ending deposits in 4Q22 and 53.6% in 3Q22 • Deposit pipeline is robust looking towards 2023 • Through January 20, 2023, deposits increased by approximately $225 million to $6.8 billion, including approximately $135 million of brokered time deposits strategically issued to reduce funding costs.

$0.4 $0.2 $0.3 $0.4 $0.5 $0.6 $0.8 $1.1 $1.2 $0.6 $0.7 $0.8 $1.0 $1.0 $1.1 $1.3 $1.2 $0.6 $0.6 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1/20/23 8 HISTORICAL TREND ($ in billions) Political Deposits 4Q22 UPDATES • Although cyclical, political deposit balances overall have shown an upward trend YoY - highs and lows have both grown higher ◦ High deposit points are reflected in the quarter preceding a major election season - orange bars ◦ Low deposit points are reflected in the quarter during a major election - gray bars • Anticipate political deposits to rebuild in 1Q23 based on past results • We expect political deposits to be more rate sensitive in 2023 as deposits build for 2024 presidential election in a protracted high rate environment +15% growth +49% growth

Investment Securities $2.4B PACE Securities $0.9B Cash, Resell Agreements, and Other $0.1B Residential $1.4B Multifamily & Commercial Real Estate $1.3B C&I, Consumer and Other $1.4B Interest Earning Assets 9 INTEREST EARNING ASSETS OF $7.6B AS OF DECEMBER 31, 2022 We maintain a diverse, low risk profile of interest earning assets • No fossil fuel exposure • $234mm of government guaranteed loans • $385mm residential solar loans with strong credit profiles • Predominantly NYC properties with low LTV: MF = 55%, CRE = 49% • $893mm agency securities • $1,696mm non-agency securities • All non-agency MBS/ABS securities are top of the capital structure • 99% first lien mortgages • Low LTV = 62% • 80%/20% originated to purchased portfolio $7.6B as of 4Q22 • $255mm of Commercial PACE and $656mm securities with low LTV

• HTM securities, excluding PACE assessments represent 26% of the total investment portfolio • PACE securities $55mm of new growth ◦ $43mm in PACE PFG purchases ◦ Two CPACE purchases totaling $34mm ◦ $22mm in principal payments • 100% of PACE portfolio, and 42% of Non-Pace HTM securities is mission-aligned Held-to-Maturity Securities 10 HELD-TO-MATURITY SECURITIES ($ in millions) 4Q22 HIGHLIGHTS $844 $946 $1,376 $1,492 $1,541 $627 $724 $742 $857 $912 $216 $223 $634 $636 $629 4.08% 4.21% 4.28% 4.27% 4.43% 1.69% 2.01% 2.59% 3.07% 3.65% PACE (HTM) Non Pace HTM PACE (HTM) Yield Non-Pace HTM Yield 4Q21 1Q22 2Q22 3Q22 4Q22

Investment Securities 11 SECURITIES – BOOK VALUE(1) ($ millions) 1. Securities book value excludes unrealized Available for Sale (AFS) gain / loss on sale 2. MBS/ABS does not include PACE assessments • Investment Securities totaled $3.5 billion book value for 4Q22 • Agency securities made up 25.5% of the total portfolio in 4Q22, down from 27.3% in 3Q22, reflecting PACE assessment growth • PACE assessments are considered non-agency securities, which are non-rated(2) • 87.8% of all non-agency MBS/ABS securities are AAA rated and 99.8% are A rated or higher(2); 98.6% of CLO’s are AAA-rated • As of 4Q22 average subordination for the C&I CLOs was 42.7% • 35% of the total securities portfolio (or 48% of the securities portfolio excluding PACE) has a floating rate of interest 4Q22 HIGHLIGHTS $2,946 $3,420 $3,586 $3,596 $3,501 $1,390 $1,702 $1,789 $1,759 $1,696 $627 $724 $742 $857 $912 $929 $994 $1,055 $980 $893 4.08% 4.21% 4.28% 4.27% 4.43% 1.57% 1.60% 1.81% 2.40% 2.82% 1.78% 1.96% 2.47% 3.30% 4.19% Non-Agency PACE Agency PACE Yield Agency Yield Non-Agency Yield 4Q21 1Q22 2Q22 3Q22 4Q22

• Total loans increased $231.8 million, or 6.1%, compared to 3Q22 ◦ Multifamily/CRE loans grew 6.2% during the quarter ◦ C&I, Consumer, and Other loans grew 9.2% during the quarter ◦ Residential loan balances grew 2.0% during the quarter • 4Q22 yield of 4.24%; an increase of 13 bps compared to 3Q22 • The total balance of mission-aligned loans in our commercial portfolio was $2.0 billion, or 73.8% of the total commercial balance • 33% of all residential loans purchased or originated in Q4 were CRA loans3, compared to 45% in Q3 Loans 12 TOTAL LOANS (1)(2) ($ in millions) 4Q22 HIGHLIGHTS $3,277 $3,435 $3,609 $3,829 $4,062 4.01% 3.85% 3.86% 4.11% 4.24% Total Loans, net Loan Yield 4Q21 1Q22 2Q22 3Q22 4Q22 (1) Held for Sale loans excluded (2) Adjusted for $1.0 million paid interest on reinstated loan, 4Q21 yield was 3.89% (3) CRA loans are defined as loans issued in a low to middle income area, or to a low to middle income borrower MISSION ALIGNED COMMERCIAL LOANS ($ in millions) $968 $373 $930 $465 $810 $113 $680 $417 $158 $260 $250 $48 Mission Aligned Loans Non-Impact Loans Multifamily CRE C&I Consumer/Other $— $500 $1,000

Net Interest Income and Margin 13 NET INTEREST INCOME & MARGIN ($ millions) • Net interest income was $67.3 million, compared to $67.6 million in 3Q22 • 4Q22 NIM at 3.56%; an increase of 6 bps compared to 3Q22 • Loan prepayment penalties favorably impacted NIM by 1 bps in 4Q22, compared to 4 bps in 3Q22 4Q22 HIGHLIGHTS $47.1 $48.4 $56.5 $67.6 $67.3 2.77% 2.76% 3.03% 3.50% 3.56% Net Interest Income Net Interest Margin 4Q21 1Q22 2Q22 3Q22 4Q22

Non-Interest Expense and Efficiency 14 NON-INTEREST EXPENSE ($ millions) • Efficiency ratio of 49.7% for 4Q22 • Core efficiency ratio excluding the impact of our solar tax equity investments of 47.6% for 4Q22(1) • Non-interest expense for 4Q22 was $35.6 million • Non-interest expense for 4Q22 was $0.7 million lower compared to 3Q22 4Q22 HIGHLIGHTS (1) See non-GAAP disclosures on pages 23-24 (2) Ex-solar is defined as excluding the impact of our solar tax equity investments $34.0 $34.0 $34.0 $36.3 $35.6$35.0 $34.4 $34.3 $36.3 $35.6 62.8% 61.1% 52.2% 48.2% 47.6% 58.9% 61.7% 53.9% 49.9% 49.7% Core NIX NIX Core Eff Ratio ex-solar(2) Eff Ratio 4Q21 1Q22 2Q22 3Q22 4Q22

Non-Interest Income 15 CORE NON-INTEREST INCOME ex-solar (1) ($ millions) • Our trust business held $38.1 billion in assets under custody and $13.4 billion in assets under management, compared to $37.6 billion and $12.5 billion, respectively, in the preceding quarter; this increase was primarily driven by an increase in fair value due to modest market improvements in Q4 • Trust fee income decreased by $0.3mm quarter over quarter, primarily due to a decrease in recordkeeping fees • Other income is down $0.2 million, primarily driven by losses on strategic sales of nonperforming loans that took place throughout the quarter 4Q22 HIGHLIGHTS (1) Ex-solar is defined as excluding the impact of our solar tax equity investments $7.2 $7.2 $8.7 $7.5 $7.3 $1.9 $1.3 $2.4 $0.9 $0.7 $2.9 $3.5 $3.5 $3.9 $3.6 $2.4 $2.4 $2.8 $2.7 $3.0 Retail banking Trust fee income Core other income ex-solar (1) 4Q21 1Q22 2Q22 3Q22 4Q22

Allowance for Loan Losses 16 ALLOWANCE FOR LOAN LOSSES / TOTAL LOANS ALLOWANCE FOR LOAN LOSSES (ALLL) CHANGE DURING 4Q22 ($ millions) • Allowance for loan losses totaled $45.0 million in 4Q22, or $2.9 million higher than 3Q22, primarily due to higher loan balances and specific reserves 4Q22 HIGHLIGHTS 1.08% 1.08% 1.08% 1.09% 1.10% 4Q21 1Q22 2Q22 3Q22 4Q22 Allowance Waterfall 42.1 2.4 0.4 0.3 (0.2) 45.0 9/30/22 Loan Balances Specific Reserves Credit Quality Qualitative Factors 12/31/22

Credit Quality Portfolio 17 NPA / TOTAL ASSETS NCO / AVERAGE LOANS(1) 4Q22 HIGHLIGHTS • Nonperforming assets were $34.8 million as of 4Q22, compared to $54.3 million in 3Q22 • Net charge-offs of 0.15% in 4Q22 was 14 bps lower than 3Q22 due to higher relative charge-offs in Q3 related to our focus on reducing nonperforming assets • Criticized and classified loans improved by $7.4 million, or 7%; Pass rated loans are 97% of loan portfolio 1. Annualized 0.77% 0.80% 0.82% 0.69% 0.44% 4Q21 1Q22 2Q22 3Q22 4Q22 0.15% 0.44% 0.08% 0.11% 0.29% Solar Residential Commercial 4Q21 1Q22 2Q22 3Q22 4Q22 CRITICIZED AND CLASSIFIED LOANS ($ millions) $231 $179 $136 $113 $107 4Q21 1Q22 2Q22 3Q22 4Q22

Returns 18 (1) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details (2) ROAE was 11.2%, 10.3%, 15.2%, 17.8% and 19.9% for 4Q21, 1Q22, 2Q22, 3Q22, and 4Q22, respectively (3) ROATCE was 11.6%, 10.6%, 15.7%, 18.4% and 20.6% for 4Q21, 1Q22, 2Q22, 3Q22, and 4Q22, respectively (4) Ex-solar is defined as excluding the impact of our solar tax equity investments Core ROAE & Core ROATCE ex-solar (1)(2)(3)(4) 8.9% 10.4% 16.2% 19.2% 21.8% 9.2% 10.7% 16.8% 19.9% 22.6% Core ROAE ex-solar Core ROATCE ex-solar 4Q21 1Q22 2Q22 3Q22 4Q22

Capital 19 TIER 1 LEVERAGE RATIO COMMON EQUITY TIER 1 RATIO • Regulatory capital ratios remained strong ◦ Tier 1 leverage ratio of 7.52% as of 4Q22 ◦ Bank tier 1 leverage ratio of 8.44% as of Q4 2022. ◦ Common Equity Tier 1 Capital of 11.82% • Tier 1 leverage ratio was 36 bps higher compared to the previous quarter, primarily driven by an increase in retained earnings stemming from strong Q4 results • CET1 ratio of approximately 12% reflects conservative investment practices 4Q22 HIGHLIGHTS 7.62% 7.34% 7.08% 7.16% 7.52% 8.17% 7.69% 7.28% 7.27% 7.52% Tier 1 Leverage Leverage Ratio ex-Excess Liquidity 4Q21 1Q22 2Q22 3Q22 4Q22 12.98% 12.36% 11.75% 11.91% 11.82% 4Q21 1Q22 2Q22 3Q22 4Q22

Tangible Book Value 471 25 (3) — — 1 (1) 493 15.37 16.18 16.07 16.07 16.07 16.09 16.05 16.05 9/30/22 Earnings Dividends @ $.10/ share Buybacks - APIC Buybacks - Share count Other(1) AFS Mark 12/31/22 TANGIBLE COMMON EQUITY & TANGIBLE BOOK VALUE ($ millions) 4Q22 SUMMARY • TBV increase primarily driven by a record $24.8 million in net income, offset by modest impacts of dividend issuance and tax effected AFS mark-to-market adjustment ◦ TBV increase of 4.5% reflective of little change in OCI QoQ, paired with strong earnings delivery ◦ AFS mark adjustment generally considered temporary risk mitigated by our liquidity and borrowing capacity • Tangible Common Equity Ratio was 6.3% compared to 6.0% as of 3Q22 • Dividend Payout Ratio was 12.4% 20 (1) Other includes the effect of stock issuance

2023 Guidance 21 2023 FINANCIAL OUTLOOK • Core pre-tax pre-provision earnings excluding solar tax equity(1) of $142 million to $148 million • Net Interest Income of $256 million to $263 million • Approximately 3% balance sheet growth, driven by: ◦ Loan portfolio optimization and securities mix-shift to loans ◦ Paydown of borrowings via deposit inflows 2023 INITIATIVES • Drive deposit gathering franchise to differentiate and manage funding costs • Invest in digital modernization across commercial and consumer segments • Continue growing sustainability and mission-aligned commercial real-estate lending • Continued focus on credit quality improvement (1) Defined as core pre-tax pre-provision earnings excluding the tax credits and accelerated depreciation of our solar equity investments

Appendix

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended December 31, 2022	September 30, 2022	December 31, 2021	As of and for the Year Ended December 31, 2022	December 31, 2021
Core operating revenue					
Net Interest income (GAAP)	$ 67,346	$ 67,628	$ 47,081	$ 239,840	$ 174,304
Non-interest income	4,226	5,003	12,361	23,897	28,389
Less: Securities (gain) loss	1,373	1,844	106	3,637	(649)
Less: Subdebt repurchase gain	—	(617)	—	(617)	—
Core operating revenue (non-GAAP)	72,945	73,858	59,548	266,757	202,044
Add: Tax (credits) depreciation on solar investments	1,706	1,306	(5,337)	3,811	1,055
Core operating revenue excluding solar tax impact (non-GAAP)	$ 74,651	$ 75,164	$ 54,211	$ 270,568	$ 203,099
Core non-interest expense					
Non-interest expense (GAAP)	$ 35,570	$ 36,258	$ 35,032	$ 140,571	$ 132,255
Less: Other one-time expenses [(1)]	—	—	(984)	(738)	(2,466)
Core non-interest expense (non-GAAP)	$ 35,570	$ 36,258	$ 34,048	$ 139,833	$ 129,789
Core net income					
Net Income (GAAP)	$ 24,755	$ 22,944	$ 15,924	$ 81,477	$ 52,937
Less: Securities (gain) loss	1,373	1,844	106	3,637	(649)
Less: Subdebt repurchase gain	—	(617)	—	(617)	—
Add: Other one-time expenses	—	—	984	738	2,466
Less: Tax on notable items	(296)	(319)	(257)	(927)	(457)
Core net income (non-GAAP)	25,832	23,852	16,757	84,308	54,297
Add: Tax (credits) depreciation on solar investments	1,706	1,306	(5,337)	3,811	1,055
Add: Tax effect of solar income	(368)	(340)	1,259	(940)	(265)
Core net income excluding solar tax impact (non-GAAP)	$ 27,170	$ 24,818	$ 12,679	$ 87,179	$ 55,087

(1) Salary and COBRA expense reimbursement expense for positions eliminated plus expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago

23

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended December 31, 2022	September 30, 2022	December 31, 2021	As of and for the Year Ended December 31, 2022	December 31, 2021
Tangible common equity					
Stockholders' equity (GAAP)	$ 508,955	$ 487,738	$ 563,875	$ 508,955	$ 563,875
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,105)	(3,366)	(4,151)	(3,105)	(4,151)
Tangible common equity (non-GAAP)	$ 492,781	$ 471,303	$ 546,655	$ 492,781	$ 546,655
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 493,761	$ 511,800	$ 562,379	$ 520,638	$ 552,173
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,232)	(3,494)	(4,299)	(3,622)	(4,748)
Average tangible common equity (non-GAAP)	$ 477,460	$ 495,237	$ 545,011	$ 503,947	$ 534,356
Core return on average assets					
Core net income (non-GAAP)	$ 25,832	$ 23,852	$ 16,757	$ 84,308	$ 54,297
Denominator: Total average assets	7,806,589	7,942,097	7,010,890	7,727,165	6,569,839
Core return on average assets (non-GAAP)	1.31%	1.19%	0.95%	1.09%	0.83%
Core return on average assets excluding solar tax impact (non-GAAP)[1]	1.38%	1.24%	0.72%	1.13%	0.84%
Core return on average tangible common equity					
Core net income (non-GAAP)	$ 25,832	$ 23,852	$ 16,757	$ 84,308	$ 54,297
Denominator: Average tangible common equity	477,460	495,237	545,011	503,947	534,356
Core return on average tangible common equity (non-GAAP)	21.47%	19.11%	12.20%	16.73%	10.16%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)[1]	22.58%	19.88%	9.23%	17.30%	10.31%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 35,570	$ 36,258	$ 34,048	$ 139,833	$ 129,789
Core operating revenue (non-GAAP)	72,945	73,858	59,548	266,757	202,044
Core efficiency ratio (non-GAAP)	48.76%	49.09%	57.18%	52.42%	64.24%
Core efficiency ratio excluding solar tax impact (non-GAAP)[1]	47.65%	48.24%	62.81%	51.68%	63.90%

(1) Calculated using core net income excluding solar tax impact (Non-GAAP) in the numerator, as detailed on page 23

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